                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                        HARLAND CHECKS AND SERVICES, INC.

                                   MAY 1, 2007

                           AMENDED AND RESTATED BYLAWS
                                       OF
                        HARLAND CHECKS AND SERVICES, INC.

                                   ARTICLE ONE

                                     OFFICES

          1.1 Registered Office and Agent. Harland Checks and Services, Inc.
(the "Corporation") shall at all times maintain a registered office in the State of Georgia and shall have not more than one (1) registered agent whose business office is identical with such registered office.

          1.2 Other Offices. The Corporation may have offices at such place or places, within or outside the State of Georgia, as the Board of Directors of the
Corporation (the "Board of Directors") may from time to time appoint or the business of the Corporation may require or make desirable.

                                   ARTICLE TWO

                             SHAREHOLDERS' MEETINGS

          2.1 Place of Meetings. Meetings of the shareholders may be held at any place within or outside the State of Georgia as set forth in the notice thereof or in the event of a meeting held pursuant to waiver of notice, as may be set forth in the waiver, or if no place is so specified, at the principal office of the Corporation.

          2.2 Annual Meetings. The annual meeting of shareholders shall be held on such date as shall be designated by the Board of Directors for the purpose of electing Directors of the Corporation ("Directors") and transacting any and all business that may properly come before the meeting. At the annual meeting of shareholders, the order of business shall be as determined by the Presiding
Officer of the meeting.

          2.3 Special Meetings. Special meetings of the shareholders shall be held at the principal office of the Corporation or at such other place as may be designated in the notice of said meetings upon call of the Board of Directors, the Chairman of the Board of Directors, any Vice Chairman of the Board of
Directors, the President, the Secretary or at the request in writing of two or more Directors or of shareholders owning at least twenty-five percent (25%) of the issued and outstanding capital stock of the Corporation entitled to vote thereat.

          2.4 Notice of Meetings. Unless waived as contemplated in Section 5.2 hereof or by attendance at the meeting, either in person or by proxy, for any

                                                                               2

purpose other than to state, at the beginning of the meeting, an objection or objections to the transaction of business, a written or printed notice of each shareholders' meeting stating the place, day and hour of the meeting shall be delivered not less than ten (10) days nor more than sixty (60) days before the date thereof either personally or by mail, by or at the direction of the
President or Secretary or other person calling the meeting, to each shareholder of record entitled to vote at such meeting. In the case of an annual meeting, the notice of the meeting need not state the purpose or purposes of the meeting unless the purpose or purposes constitute a matter which the Georgia Business
Corporation Code (the "Code") requires to be stated in the notice of the meeting. In the case of a special meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called. When a meeting is adjourned to another time or place, unless after the adjournment the Board of Directors fixes a new record date for the adjourned meeting as may be required pursuant to
Section 2.10 hereof, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken.

          2.5 Quorum. At all meetings of the shareholders, the presence, in person or by proxy, of the holders of more than fifty (50%) of the shares outstanding and entitled to vote shall constitute a quorum. A shareholder who makes a special appearance for purposes of objecting to lack of notice or defective notice or objecting to holding the meeting or transacting the business at the meeting shall not be counted for purposes of determining a quorum. If a quorum is not present to organize a meeting, the meeting may be adjourned pursuant to Section 2.10 hereof. The shareholders present at a meeting at which a quorum is present may continue to transact business for the remainder of the meeting and at any adjournment of the meeting, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, unless the meeting is adjourned under circumstances where a new record date is or must be set pursuant to
Section 2.10 hereof.

          2.6 Voting of Shares. Except as otherwise provided by Articles of
Incorporation of the Corporation (the "Articles of Incorporation"), or by
agreement of the shareholders pursuant to Section 2.13 hereof, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him or her, and if such ballot be cast by proxy, it shall also state the name of such proxy. If a quorum is present, action on a matter (other than the election of Directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action unless these Bylaws, the Articles of Incorporation or the Code requires a greater number of affirmative votes. Unless otherwise provided in the Articles of Incorporation, Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have a right to cumulate their votes for Directors unless the Articles of Incorporation so provide.

                                                                               3

          2.7 Proxies. A shareholder entitled to vote pursuant to Section 2.6 may vote in person or by proxy executed in writing by the shareholder or by his or her attorney in fact. A proxy shall not be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated
therein.

          2.8 Presiding Officer. The shareholders, by majority vote of those present, shall have the right to select a person to preside at any shareholders meeting (the "Presiding Officer"). If the shareholders do not exercise such right, the Chairman of the Board or in his or her absence the Vice Chairman of the Board of Directors or in his or her absence an alternate chairman designated by a majority of the Directors present shall preside. The Presiding Officer shall appoint such persons as he or she deems required to assist with the meeting.

          2.9 Corporation's Acceptance or Rejection of Votes or Proxies. The
Corporation is entitled to reject a vote, consent, waiver or proxy appointment if the Secretary or other Officer or agent authorized to tabulate the votes, acting in good faith, has reasonable basis to doubt the validity of the signature on it or about the signatory's authority to sign for the shareholder or about the faithfulness or completeness of the reproductions when the original has not been examined. The Corporation and its Officer or agent who accepts or rejects a vote, consent, waiver or proxy appointment in good faith and in accordance with Code Section 14-2-722(b) or Code Section 14-2-724 are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

          2.10 Adjournments. Any meeting of the shareholders, whether or not a quorum is present, may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place. At any such reconvened meeting at which a quorum is represented or present, any business may be transacted which could have been transacted at the meeting which was adjourned. It shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the time and place of the reconvened meeting are announced at the meeting which was adjourned, except that if after adjournment a new record date is set or if the meeting is adjourned to a date more than 120 days after the date of the original meeting, at which point a new record date must be set, a notice of the adjourned meeting shall be given to each shareholder of record as of the new record date.

          2.11 Action of Shareholders Without a Meeting.

          (a) Written Approvals and Consents. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if one or more written approvals and consents, setting forth the action authorized, shall be signed and dated by shareholders who would be entitled to vote at a meeting of shareholders those shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote were present and voted. A written consent executed pursuant to the Code and these Bylaws shall have the same effect as a vote at a meeting of the holders of the shares represented on the executed consent(s) and may be described as such in any document.

                                                                               4

          (b) Record Date and Effective Date. Unless otherwise fixed under
Section 14-2-703 or Section 14-2-707 of the Code, the record date for determining shareholders entitled to take action without a meeting shall be the date the first shareholder signs the consent. No written consent shall be effective to take the corporate action referred to therein unless evidence of written consent(s) signed by shareholders sufficient to take such action is delivered to the Corporation for inclusion in the minutes or filing with the corporate records within sixty (60) days of the earliest date appearing on a consent. Unless the consent provides for a later effective date, a consent delivered to the Corporation shall be effective on the date of delivery of the last consent required to take action.

          (c) Revocation of Written Consent. A shareholder may revoke its, his or her written consent by delivering a writing to that effect to the Corporation that is received prior to receipt by the Corporation of unrevoked written consents sufficient in number to take corporate action.

          2.12 List of Shareholders. After fixing the record date for a meeting, the Secretary or other Officer having charge of the stock ledger shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders' meeting showing the number and class and series, if any, of voting shares held by each, and such list shall be kept open at the time and place of the meeting and during the whole time of said meeting shall be open to the examination of any shareholder. If the requirements of this section have not been substantially complied with, the meeting shall, on the reasonable demand of any shareholder in person or by proxy, be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

                                  ARTICLE THREE

                             THE BOARD OF DIRECTORS

          3.1 General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors. In addition to the powers and authority expressly conferred upon it by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by applicable law, by any legal agreement among shareholders, by the
Articles of Incorporation or by lawfully adopted Bylaws, directed or required to be exercised or done by the shareholders.

          3.2 Number, Election and Term of Office. The number of Directors shall at all times be a number which is no less than one (1) and no greater than fifteen (15), the exact number of Directors within said range to be set by the
Board of Directors from time to time. The minimum and maximum number of
Directors may be changed from time to time by the shareholders or if so authorized in the Articles of Incorporation, by the Board of Directors. Except
as provided in Section 3.4 hereof, the

                                                                               5

Directors shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented at the annual meeting. Each Director, except in case of death, resignation, retirement, disqualification or removal, shall serve until the next succeeding annual meeting and thereafter until his or her successor shall have been elected and qualified.

          3.3 Removal. Any Director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of Directors. Removal action may be taken at any shareholders' meeting with respect to which notice of such purpose has been given, and a removed Director's successor may be elected by the shareholders at the same meeting or at any subsequent meeting to serve the unexpired term.

          3.4 Vacancies. A vacancy occurring in the Board of Directors for any reason may be filled by either the shareholders or by an affirmative vote of a majority of the Directors remaining in office for the unexpired term and until the shareholders have elected a successor. Any such director vote shall be effective even if the remaining Directors constitute less than a quorum of the
Board of Directors.

          3.5 Compensation. Directors may receive such compensation for their services as Directors as may from time to time be fixed by vote of the Board of
Directors or the shareholders. A Director may also serve the Corporation in a capacity other than that of Director and receive compensation, as determined by the Board of Directors, for services rendered in that other capacity.

          3.6 Presiding Officer. The Board of Directors may appoint from among its members a Chairman.

          3.7 Executive and other Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate an executive committee and one or more other committees, each consisting of three or more Directors, each of which committees may act by a majority of its members. Such executive committee shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the
Corporation when the Board is not meeting; and each other committee shall have such powers of the Board and otherwise as are provided in the resolution establishing such committee. Provided, however, notwithstanding anything to the contrary herein, the executive committee and all other committees established by the Board shall have no power (1) to approve or propose to shareholders action that is required by the Code, the Articles of Incorporation or these Bylaws to be approved by shareholders (including, but not limited to, fundamental corporate changes such as merger, share exchange, dissolution and sale of substantially all the assets of the Corporation); (2) to fill vacancies on the
Board of Directors or any of its committees; (3) to amend the Articles of
Incorporation, except as permitted by Section 14-2-825(d)(3) of the Code as to establishing certain matters with respect to a series of shares under Section
14-2-602 of the Code, or to adopt, amend or repeal Bylaws; (4) to approve a plan of merger not requiring shareholder approval. Unless otherwise specifically permitted by the Board of Directors, the rules promulgated by these Bylaws

                                                                               6

with respect to meetings of Directors, notice, quorums, voting and other procedures at such meeting shall be applicable to meetings of the executive and any other committee established by the Board of Directors.

                                  ARTICLE FOUR

                       MEETINGS OF THE BOARD OF DIRECTORS

          4.1 Regular Meetings. Regular meetings of the Board of Directors shall be held immediately after the annual meeting of shareholders or any meeting held in lieu thereof. In addition, the Board of Directors may schedule other meetings to occur at regular intervals throughout the year.

          4.2 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, or in his or her absence by the
Secretary of the Corporation, or by any two (2) Directors in office at that time.

          4.3 Place of Meetings. Directors may hold their meetings at any place within or outside the State of Georgia as the Board of Directors may from time to time establish for regular meetings or as is set forth in the notice of special meetings or, in the event of a meeting held pursuant to waiver of notice, as may be set forth in the waiver.

          4.4 Notice of Meetings. No notice shall be required for any regularly scheduled meeting of the Directors of the Corporation. Unless waived as contemplated in Section 5.2, the Chief Executive Officer, President or Secretary
of the Corporation or any Director thereof shall give notice to each Director of each special meeting stating the time and place of the meeting. Such notice shall be given by mailing a notice of the meeting at least ten (10) days before the date of the meeting, or by telephone, telegram, teletype, facsimile, cablegram, e-mail or other form of wire or wireless communication or personal delivery at least twenty-four (24) hours before the date of the meeting. Notice shall be deemed to have been given by telegram or cablegram at the time notice is filed with the transmitting agency. Attendance by a Director at a meeting shall constitute waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called.

          4.5 Quorum. At meetings of the Board of Directors, the presence of at least a majority of the Directors shall be necessary to constitute a quorum for the transaction of business at such meeting, unless a greater number is required by applicable law or by the Articles of Incorporation.

          4.6 Vote Required for Action. Except as otherwise provided in the
Code, the Articles of Incorporation or these Bylaws, the act of a majority of the Directors present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors; provided, however, that if there is only one Director, the act of

                                                                               7

such sole Director shall be the act of the Board of Directors. Adoption, amendment and repeal of these Bylaws is provided for in Article Ten of these
Bylaws. Vacancies in the Board of Directors may be filled as provided in Section
3.4 of these Bylaws.

          4.7 Dissent or Abstention. A Director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action unless (i) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at the meeting; (ii) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Secretary or other Officer immediately after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

          4.8 Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto shall be signed by all the
Directors then in office and such written consent is delivered to the
Corporation for inclusion in the minutes or filing with the corporate records.
Such consent shall have the same force and effect as a unanimous vote of the
Board of Directors and may be evidenced by one or more written consents describing the action taken.

          4.9 Adjournments. A meeting of the Board of Directors, whether or not a quorum is present, may be adjourned by a majority of the Directors present to reconvene at a specific time and place. It shall not be necessary to give notice of the reconvened meeting or of the business to be transacted other than by announcement at the meeting which was adjourned. At any such reconvened meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting which was adjourned.

          4.10 Telephone Conference Calls. Unless otherwise prohibited by the
Articles of Incorporation, members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by conference telephone or similar communications equipment by means of which all Directors participating in the meeting may simultaneously hear each other during the meeting, and participation in a meeting pursuant to this
Section 4.10 shall constitute presence in person at such meeting.

                                  ARTICLE FIVE

                                NOTICE AND WAIVER

          5.1 Procedure. Whenever these Bylaws require notice to be given to any shareholder or Director, the notice shall be given as prescribed in Section
14-2-141 of the Code and Sections 2.4 or 4.4 hereof for any shareholder or
Director,

                                                                               8

respectively. Whenever notice is given to a shareholder or Director by mail, the notice shall be sent first class mail by depositing the same in a post office or letter box in a postage prepaid sealed envelope addressed to the shareholder or
Director at his or her address as it appears on the books of the Corporation, and such notice shall be deemed to have been given at the time the same is deposited in the United States mail.

          5.2 Waiver. Whenever any notice is required to be given to any shareholder or Director by applicable law, by the Articles of Incorporation or by these Bylaws, a waiver thereof in writing signed by the Director or shareholder entitled to such notice or by the proxy of such shareholder, whether before or after the meeting to which the waiver pertains, shall be deemed equivalent thereto.

                                   ARTICLE SIX

                                    OFFICERS

          6.1 Number. The Executive Officers of the Corporation (the "Officers")
may consist of the Chairman of the Board and one or more Vice Chairmen of the
Board, a President, one or more Vice Presidents, a Secretary and a Treasurer as designated by the Board of Directors. The Board of Directors shall from time to time create and establish the duties of such other Officers and elect or provide for the appointment of such other Officers as it deems necessary for the efficient management of the Corporation, but the Corporation shall not be required to have at any time any Officers other than a President and a
Secretary. Any two or more offices may be held by the same person except the offices of President and Secretary.

          6.2 Election and Term. All Officers shall be elected by the Board of
Directors and shall serve at the will of the Board of Directors and until the successors of such Officers have been elected and have qualified or until their earlier death, resignation, removal, retirement or disqualification.

          6.3 Compensation. The compensation of all Officers shall be fixed from time to time by the Board of Directors.

          6.4 Removal. The Board of Directors may remove any Officer at any time with or without cause.

          6.5 Chief Executive Officer. The Board of Directors may assign the function of Chief Executive Officer to any director or officer of the
Corporation. For the avoidance of any doubt, the Chief Executive Officer is not required to be a member of the Board of Directors. The Chief Executive Officer
shall be subject to the control of the Board of Directors and shall have general control and supervision of the policies of the Corporation.

          6.6 President. The President, shall, subject to the control of the
Board of Directors and of the Chief Executive Officer, have general control and

                                                                               9

supervision of the operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In particular he or she shall:

          (a) manage and administer the Corporation's business and affairs and perform all duties and exercise all powers usually pertaining to the office of
President of a Corporation;

          (b) appoint and fix the duties of any and all employees and agents of the Corporation whose appointment is not otherwise provided for. The President shall have authority to remove or suspend such employees or agents who shall not have been appointed by the Board of Directors or by a committee of the Board of
Directors.

          (c) have general power and authority to sign and execute in the name and on behalf of the Corporation, any and all agreements, instruments and other documents.

          6.7 Vice President. The Vice President, or in the case of more than one, each Vice President, shall have power to sign and execute, in the name and on behalf of the Corporation, any and all agreements, instruments and other documents.

          6.8 Secretary. The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders, Directors and committees of
Directors. The Secretary shall have authority to give all notices required by applicable law, the Articles of Incorporation or these Bylaws. The Secretary shall be custodian of the corporate books, records, contracts and other documents. The Secretary may affix the corporate seal to any lawfully executed documents requiring it and shall sign such instruments as may require his or her signature. The Secretary shall perform whatever additional duties and have whatever additional powers the Board of Directors may from time to time assign him or her.

          6.9 Treasurer. The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. The Treasurer shall keep full and true accounts of all receipts and disbursements and shall make such reports of the same to the Board of Directors and the President upon request.
The Treasurer shall perform all duties as may be assigned to him or her from time to time by the Board of Directors.

          6.10 Assistant Secretary and Assistant Treasurer. The Assistant
Secretary and Assistant Treasurer shall, in the absence or disability of the
Secretary or the Treasurer, respectively, perform the duties and exercise the powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the Board of Directors or by the person appointing them. Specifically, the Assistant Secretary may affix the corporate seal to all necessary documents and attest the signature of any Officer.

          6.11 Additional Powers and Duties. In addition to the foregoing especially enumerated powers and duties, the several Officers shall have such other

                                                                              10

powers and duties as are provided for them in these Bylaws or as may, from time to time, be prescribed by the Board of Directors or the executive committee or the President.

                                  ARTICLE SEVEN

                                     SHARES

          7.1 Authorization and Issuance of Shares. The classes of shares and the maximum number of shares of any class of the Corporation which may be issued and outstanding shall be as set forth from time to time in the Articles of
Incorporation of the Corporation. The Board of Directors may increase or decrease the number of issued and outstanding shares of the Corporation within the maximum amounts authorized by the Articles of Incorporation.

          7.2 Share Certificates. The interest of each shareholder shall be evidenced by a certificate or certificates representing shares of the
Corporation which shall be in such form as the Board of Directors may from time to time adopt in accordance with Georgia law. Share certificates shall be consecutively numbered, shall be in registered form and shall indicate the date of issue and all such information shall be entered on the Corporation's books.
Each certificate shall be signed either manually or in facsimile by the
President or a Vice President and the Secretary or an Assistant Secretary. In
case any Officer or Officers who shall have signed or whose facsimile signature shall have been placed upon a share certificate shall have ceased for any reason to be such Officer or Officers before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if the person or persons who signed such certificate or whose facsimile signatures shall have been used thereon had not ceased to be such Officer or Officers.

          7.3 Rights of Corporation with Respect to Record Owners. Prior to due presentation for transfer of its shares, the Corporation may treat the record owner of the shares as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares and for all other purposes, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

          7.4 Transfers of Shares. Transfers of shares shall be made upon the transfer books of the Corporation, kept at the office of the Corporation of the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate, or by an attorney lawfully constituted in writing before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of Section 7.5 of these Bylaws shall have been complied with.

          7.5 Lost. Stolen or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or

                                                                              11

affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the
Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

          7.6 Fixing of Record Date. The Board of Directors may fix an advance date as the record date in order to determine the shareholders entitled to a distribution, to notice of a shareholders' meeting, to demand a special meeting, to vote or to take any other action.

          7.7 Record Date if None Fixed. If no record date is fixed, as provided in Section 7.6 of these Bylaws, then the record date for (a) determining shareholders entitled to notice of and to vote at an annual or special shareholders' meeting is the close of business on the day before the first notice is delivered to shareholders; (b) for determining shareholders entitled to a distribution (other than one involving a purchase, redemption or other acquisition of the Corporation's shares) is the date the Board of Directors authorizes the distribution; and (c) for any other action, the consummation of which requires a determination of shareholders, is the date such action is to be taken.

                                  ARTICLE EIGHT

                     INDEMNIFICATION AND INTERESTED PARTIES

          8.1 Indemnification.

          (a) The Corporation shall indemnify its directors and officers (and each person who at its request served as an officer or director of any other entity) to the fullest extent permitted by Article 8, Part 5 of the Code;
provided, however, that indemnification shall only be made upon compliance with the requirements of such statutory provisions and only in those circumstances in which indemnification is authorized under those provisions; and provided further, however, that the Shareholders may approve additional indemnification pursuant to Code Section 14-2-856.

          (b) The Corporation may purchase and maintain insurance on behalf of those persons for whom it is entitled to purchase and maintain insurance against any liability asserted against such persons and incurred by such persons in any of the capacities specified in, or arising out of such persons' status as described in, Sections 14-2-857 and 14-2-858 of the Code, whether or not the
Corporation would have the power to indemnify such persons against such liability under the laws of the State of Georgia.

          (c) The Corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding because he or she is a director or officer of the Corporation in advance of a final disposition of the proceeding if the director or officer submits to the
Secretary of the Corporation a written request which complies with the requirements of Section 14-2-853 of the Code. The

                                                                              12

Secretary of the Corporation shall promptly upon receipt of such a request for advance of expenses advise the Board of Directors in writing that such director or officer has requested an advance of expenses.

          (d) The indemnification and advancement of expenses provided by or granted pursuant to this Section 8.1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          8.2 Interested Directors and Officers.

          (a) No contract or transaction between the Corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or Officers are directors or officers or have a material financial interest, shall be enjoined, set aside or give rise to an award of damages or other sanctions, in an action by a shareholder or by or in the right of the Corporation, on the grounds of an interest in the transaction of the
Director or Officer or any person with whom or which he or she has a personal, economic or other association, if:

               (i) such transaction is approved by the Directors in accordance with Code Section 14-2-862;

               (ii) such transaction is approved by the shareholders in
     accordance with Code Section 14-2-863; or

               (iii) the transaction, judged in the circumstances at the time of the commitment, is established to have been fair to the Corporation.

          (b) Except when the Board consists of less than three (3) Directors, a majority (but not less than two) of all the "qualified directors" (as such term is defined in Section 14-2-862 of the Code) on the Board, or on the committee thereof, shall constitute a quorum for purposes of action that complies with
Section 8.2(a)(i) of these Bylaws. Directors' action that otherwise complies with the Code and these Bylaws is not affected by the presence or vote of a
Director who is not a "qualified director."

                                  ARTICLE NINE

                                  MISCELLANEOUS

          9.1 Inspection of Books and Records. The Board of Directors shall have power to determine which accounts, books and records of the Corporation shall be opened to the inspection of shareholders, except such as may by applicable law be specifically open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with applicable law for the inspection of accounts, books and

                                                                              13

records which by such law or by determination of the Board of Directors shall be open to inspection.

          9.2 Fiscal Year. The Board of Directors is authorized to fix the fiscal year of the Corporation and to change the same from time to time as it deems appropriate, but unless otherwise so determined, the fiscal year shall begin on the first day of April in each year and shall end on the last day of
March in the following year.

          9.3 Seal. The seal of the Corporation shall consist of an impression bearing the name of the Corporation around the perimeter and the word "Seal" in the center thereof. In lieu thereof, the Corporation may use an impression or writing bearing the words "CORPORATE SEAL," which shall also be deemed the seal of the Corporation.

                                   ARTICLE TEN

                                   AMENDMENTS

          10.1 Power to Amend Bylaws. The Board of Directors shall have power to alter, amend or repeal these Bylaws or adopt new bylaws, but any bylaws adopted by the Board of Directors may be altered, amended or repealed, and new bylaws adopted, by the shareholders. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of
Directors.

          10.2 Conditions. Action taken by the shareholders with respect to
Bylaws shall be taken by an affirmative vote of a majority of all shares entitled to elect Directors, and action by the Board of Directors with respect to Bylaws shall be taken by an affirmative vote of a majority of all Directors then holding office.